Exhibit 99.1

[NORTH BAY BANCORP LOGO]

Contact::  Terry L. Robinson


           President & CEO


           trobinson@northbaybancorp.com
           707-252-5024

[THE CEREGHINO GROUP LOGO]
corporate investor relations

5333 15TH AVENUE SOUTH, SUITE 1500
SEATTLE, WA 98108

206.762.0993.

             NORTH BAY BANCORP'S FIRST QUARTER PROFITS INCREASE 16%,

FUELED BY MARGIN EXPANSION, GROWTH IN COMMERCIAL LOANS AND RISE IN CORE DEPOSITS


Napa, CA - May 3, 2004 - North Bay Bancorp (Nasdaq: NBAN), holding company for The Vintage Bank and Solano Bank, today announced first quarter profits grew 16%, fueled by an expanding net interest margin, growth in commercial lending and increased core deposits. Net interest margin (tax equivalent) expanded 5%, commercial real estate secured loans increased 40% and core deposits grew 27% from first quarter 2003 levels. Net income totaled $1.0 million, or $0.42 per diluted share in the first quarter, compared to $895,000, or $0.37 per diluted share in the first quarter of 2003.

"The investments we are making into our branch network, marketing programs and lending teams are starting to produce solid results, demonstrated by our strong first quarter profits," said Terry Robinson, President and CEO. "The decision we made several years ago to expand into Solano County was timely, giving us a presence in one of the fastest growing areas in Northern California and providing many opportunities for growth. Our expansion in Napa County is also paying benefits in terms of attracting new customers and strengthening existing client relationships."

First Quarter 2004 Financial Review and Operating Highlights (quarter ended 3/31/04 compared to 3/31/03)

     o    Net income  increased 16% to $1.04 million.

     o    Pre-tax income rose 23% to $1.58 million.

     o    Earnings per diluted share increased 14% to $0.42.

     o    Revenues increased 21% to $6.36 million.

     o Commercial real estate loans grew 40% to $202 million and account for 63% of the loan portfolio.

     o Asset quality remained exemplary with no nonperforming assets at quarter end.

         Net interest margin increased 26 basis points in the first quarter to 5.24% from 4.98% in the first quarter a year ago. "More than 25% of our deposits

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are in non-interest  bearing accounts,  and an additional 58% of deposits are in money market and NOW accounts which are an efficient funding source," said Lee-Ann Cimino, Senior V.P. and Chief Financial Officer "Our margin expanded during the quarter as new higher yielding loans replaced lower yielding securities and as high cost certificates matured and rolled into market rate investments."

                      March 31 Quarterly Operating Results

Revenues: Total revenues, consisting of net interest income before the provision for loan losses and non-interest income, excluding securities gains, increased 21% to $6.4 million in the first quarter of 2004 from $5.2 million in the first quarter of 2003.

Net interest income increased 19% to $5.4 million in the first quarter of 2004 compared to $4.5 million a year ago, with interest income growing 13% and interest expense falling 17%. Although there are no nonperforming loans, the first quarter provision for loan losses increased to $186,000 from $45,000 the first quarter of last year, to provide for growth in the overall loan portfolio. Net interest income after the provision for loan losses increased 16% to $5.2 million in the first quarter of 2004 compared to $4.5 million a year ago.

Non-interest income increased 22% to $986 thousand from $808 thousand in the first quarter of 2003. Non-interest income for 2003 included a $99 thousand gain on the sale of investment securities. There was no such gain in the first quarter of 2004.

Non-interest expenses in the first quarter increased 15% to $4.6 million from $4.0 million in the first quarter of 2003. "As our new branches continue to ramp up loan and deposit growth, we anticipate further improvement in our taxable equivalent efficiency ratio," Robinson said. The tax equivalent efficiency ratio in the first quarter was 70.74% compared to 73.43 % the first quarter last year. The efficiency ratio measures non-interest expenses as a percent of revenues.

Pre-tax Income increased 23% in the first quarter of 2004 to $1.6 million from $1.3 million the first quarter of 2003.

Income taxes increased in the first quarter of 2004 due to an increase in earnings. The first quarter tax provision increased 41% to $544,000, compared with $386,000, for the first quarter of 2003.

Earnings ratios improved with return on equity and return on assets up for the first quarter. "As we grow into the physical infrastructure put in place the past few years, we anticipate our earnings ratios will continue to improve. Combining the two operating banks into one will also greatly enhance the efficiency of our management team in directing the operations of the combined banks and the holding company," Robinson added. North Bay generated a return on average equity of 10.78% in the first quarter compared to 10.13% during the same quarter of 2003. Return on average assets was 0.89% in the first quarter of 2004 compared to 0.88% in the first quarter of 2003.


                                  Balance Sheet

Total assets were $488 million as of March 31, 2004, a 16% increase from March 31, 2003. Deposits grew 17% during the year to $434 million, with growth in both average balances and the number of new checking accounts. Loans, net of the allowance for loan losses, grew 34% to $317 million, up from $238 million from first quarter last year. Book value per basic share (EOP) was up 6% to $16.86 per share compared to $15.98 per share at the end of the first quarter in 2003.

Asset quality remains excellent with no nonperforming loans as of March 31, 2004. The allowance for loan and lease losses was $3.7 million, or 1.15% of loans outstanding at quarter end, compared to $3.3 million or 1.37% of loans outstanding at the end of the first quarter of 2003. Net charge-offs in the first quarter 2004 were a nominal $7,000, compared to $8,000 charged off in the first quarter of 2003.

                                     (more)
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NBAN 1Q04 Profits Up 16%
May 3, 2004

Page 2 of 4

                                 Annual Meeting

The company will hold its Annual Meeting of Shareholders on Thursday, May 6, 2004, 7:00 p.m. at The American Center for Wine, Food and the Arts (Copia), 500 First Street in Napa. All current shareholders and interested investors are invited to meet members of the North Bay Bancorp team and learn more about the company.


                             ABOUT NORTH BAY BANCORP

North Bay Bancorp is the parent company of two community banks in the North Bay Region of Northern California--The Vintage Bank based in Napa County and Solano Bank based in Solano County. Both subsidiaries are full service commercial banks offering a wide selection of deposit, loan and investment services to local consumers and small business customers.

The Vintage Bank, which opened for business in 1985, currently operates five banking offices in Napa County, Northern California's number one tourist destination and the nation's premier wine producing region. The Bank's main office and two branch offices are located in the City of Napa. Vintage also has a branch in the City of St. Helena, a branch on Airport Road in the Southern industrial area of Napa County and an off-site ATM facility in Yountville.

Solano Bank, which opened in July 2000, operates offices in the primary cities along the I-80 corridor of Solano County. The Bank's main office is located in Vacaville, with branch offices in Fairfield, Vallejo and Benicia and an off-site ATM facility in downtown Fairfield. This region, projected to be the fastest growing county in Northern California through year 2020, is attracting people with a quality lifestyle, affordable housing and business-friendly attitude.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of The Vintage Bank and Solano Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (5) other risks detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.

                                     (more)

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
NBAN 1Q04 Profits Up 16%
May 3, 2004
Page3 of 4

NORTH BAY BANCORP
--------------------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENT                        3-Month Period Ended:
(in $000's, unaudited)                        3/31/2004     3/31/2003   % Change
                                             -----------------------------------
Interest Income                              $    6,064     $   5,361      13.1%
Interest Expense                                    688           828     -16.9%
                                             ----------     ---------
     Net Interest Income                          5,376         4,533      18.6%
Provision for Loan & Lease Losses                   186            45     313.3%
                                             ----------     ---------
    Net Interest Income after
       Loan Loss Provision                        5,190         4,488      15.6%
Service Charges                                     551           353      56.1%
Loan Sale & Servicing Income                          5          --
Bank Owned Life Insurance Income                    104           107      -2.8%
Other Non-Interest Income                           326           249      30.9%
Gain on Investments                                --              99    -100.0%
                                             ----------     ---------
    Total Non-Interest Income                       986           808      22.0%
Salaries & Benefits                               2,504         2,306       8.6%
Occupancy Expense                                   367           257      42.8%
Equipment Expense                                   492           450       9.3%
Other Non-Interest Expenses                       1,234         1,002      23.2%
                                             ----------     ---------
    Total Non-Interest Expenses                   4,597         4,015      14.5%
    Income Before Taxes                           1,579         1,281      23.3%
Provision for Income Taxes                          544           386      40.9%
--------------------------------------------------------------------------------
     Net Income                              $    1,035     $     895      15.6%
--------------------------------------------------------------------------------
TAX DATA
Tax-Exempt Muni Income                       $      160     $     139      15.1%
Tax-Exempt BOLI Income                       $      104     $     107      -2.8%
Interest Income - Fully Tax Equivalent       $    6,122     $   5,443      12.5%
--------------------------------------------------------------------------------
NET CHARGE-OFFS (RECOVERIES)                 $        7     $       8     -12.5%
--------------------------------------------------------------------------------
PER SHARE DATA                                     3-Month Period Ended:
(unaudited)                                   3/31/2004     3/31/2003   % Change
                                             -----------------------------------
Basic Earnings per Share                          $0.43         $0.38      13.2%
Diluted Earnings per Share                        $0.42         $0.37      13.5%
Common Dividends                                  $0.20         $0.20
Wtd. Avg. Shares Outstanding                  2,401,352     2,311,599
Wtd. Avg. Diluted Shares                      2,483,228     2,427,179
Book Value per Basic Share (EOP)             $    16.86    $    15.98       5.5%
Common Shares Outstanding  (EOP)              2,404,171     2,244,793
--------------------------------------------------------------------------------
 KEY FINANCIAL RATIOS                            3-Month Period Ended:
(unaudited)                                    3/31/2004      3/31/2003
                                             -----------------------------------
Return on Average Equity                          10.78%        10.13%
Return on Average Assets                           0.89%         0.88%
Net Interest Margin (Tax-Equivalent)               5.24%         4.98%
Efficiency Ratio (Tax-Equivalent)                 70.74%        73.43%
--------------------------------------------------------------------------------
AVERAGE BALANCES                                    3-Month Period Ended:
(in $000's, unaudited)                        3/31/2004    3/31/2003    % Change
                                             -----------------------------------
Average Assets                               $  466,591    $  413,815      12.8%
Average Earning Assets                       $  415,073    $  370,968      11.9%
Average Gross Loans & Leases                 $  313,742    $  246,273      27.4%
Average Deposits                             $  412,519    $  363,692      13.4%
Average Equity                               $   38,598    $   35,847       7.7%
--------------------------------------------------------------------------------

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
NBAN 2003 Profits Up 16%
May 3, 2004
Page 4 of 4

--------------------------------------------------------------------------------
STATEMENT OF CONDITION                                  End of Period:
(in $000's, unaudited)                       3/31/2004    3/31/2003   Annual Chg
                                             -----------------------------------
ASSETS
Cash and Due from Banks                      $  36,872    $  29,095       26.7%
Securities and Fed Funds Sold                  106,342      115,665       -8.1%

Commercial & Industrial                         49,639       52,501       -5.5%
Commercial Secured by Real Estate              201,550      144,077       39.9%
Real Estate                                      6,959        9,536      -27.0%
Construction                                    31,798       13,341      138.3%
Consumer                                        32,374       22,773       42.2%
                                             ----------   ---------
    Gross Loans & Leases                       322,320      242,228       33.1%
Deferred Loan Fees                              (1,231)      (1,255)      -1.9%
                                             ----------   ---------
    Loans & Leases Net of Deferred Fees        321,089      240,973       33.2%
Allowance for Loan & Lease Losses               (3,703)      (3,327)      11.3%
                                             ----------   ---------
    Net Loans & Leases                         317,386      237,646       33.6%
Loans Held-for-Sale                              3,398       14,189      -76.1%
Investment in Subsidiary                           310         --
Bank Premises & Equipment                       10,629       11,320       -6.1%
Other Assets                                    13,165       11,679       12.7%
                                             ----------   ---------
     Total Assets                            $ 488,102    $ 419,594       16.3%
                                             ==========   =========
LIABILITIES & CAPITAL
Demand Deposits                              $ 111,632    $  93,903       18.9%
NOW / Savings Deposits                         129,642      113,594       14.1%
Money Market Deposits                          121,880       79,315       53.7%
Time Certificates of Deposit                    70,929       83,837      -15.4%
                                             ----------   ---------
    Total Deposits                             434,083      370,649       17.1%

Trust Preferred Securities                      10,310       10,000        3.1%
                                             ----------   ---------
    Total Deposits & Interest
       Bearing Liabilities                     444,393      380,649       16.7%

Other Liabilities                                3,170        3,083        2.8%
Total Capital                                   40,539       35,862       13.0%
                                             ----------   ---------
    Total Liabilities & Capital              $ 488,102    $ 419,594       16.3%
                                             ==========   =========
--------------------------------------------------------------------------------
CREDIT QUALITY DATA                               End of Period:
(in $000's, unaudited)                       3/31/2004    3/31/2003
                                             -----------------------------------
Non-Accruing Loans                           $       -    $      -
Over 90 Days PD and Still Accruing                   0           0
Other Real Estate Owned                              0           0
                                             ----------   ---------
    Total Non-Performing Assets              $       -    $      -
                                             ==========   =========
--------------------------------------------------------------------------------
Non-Performing Loans to Total Loans               0.00%      0.00%
Non-Performing Assets to Total Assets             0.00%      0.00%
Allowance for Loan Losses to Loans                1.15%      1.37%
--------------------------------------------------------------------------------
OTHER PERIOD-END STATISTICS                     End of Period:
(unaudited)                                  3/31/2004  3/31/2003
                                             -----------------------------------
Shareholders' Equity / Total Assets               8.3%       8.5%
Loans / Deposits                                 74.3%      65.4%
Non-Interest Bearing Deposits /
   Total Deposits                                25.7%      25.3%
--------------------------------------------------------------------------------
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       Note: Transmitted on Business Wire on May 3, 2004 at 1:04 p.m. PDT